Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of The Savannah Bancorp, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-146547) and Form S-8 (No. 333-69175) of The Savannah Bancorp, Inc. of our report dated March 8, 2007, relating to the consolidated financial statements as of December 31, 2006 and for the two years then ended, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 10, 2008